UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2014

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

000-32561

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2014, the Board of Directors (the “Board”) of The Middlefield Banking Company (the “Bank”), a wholly owned subsidiary of Middlefield Banc Corp. (the “Company”), approved payments under the Bank’s Annual Incentive Plan for 2013 Performance. The amounts of the payments were recommended to the Board by the Bank’s Compensation Committee, which administers the Annual Incentive Plan. The Company had previously reported the terms of the Annual Incentive Plan and potential payment percentages thereunder in a Form 8-K filing on June 12, 2012.

Included within the approved payments were those to President and Chief Executive Officer Thomas G. Caldwell ($74,111), Executive Vice President and Chief Operating Officer James R. Heslop, II ($39,082), Chief Financial Officer and Treasurer Donald L. Stacy ($17,830) and three other executive officers.

The Board also approved a bonus payment, outside of the Annual Incentive Plan, for Mr. Stacy and one other executive officer. The approved bonus amount for Mr. Stacy was $11,937. It is anticipated that all payments will be made no later than March 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: March 12, 2014	/s/ James R. Heslop, II,
Executive Vice President and COO